EXHIBIT 2

AMENDMENT NO. 1

TO FISCAL AGENCY AGREEMENT

AMENDMENT NO. 1 dated as of [            ], 2004 (this “Amendment”), to the Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of September 28, 1994 between the Republic of Colombia (“Colombia”) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the “Fiscal Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

WHEREAS Section 13(b) of the Fiscal Agency Agreement provides that Colombia and the Fiscal Agent may, without the vote or consent of any holder of Securities of any Series, amend the Fiscal Agency Agreement in any manner which Colombia and the Fiscal Agent may determine so long as such amendment shall not adversely affect the interest of any holder of any Securities of such Series issued pursuant to the Fiscal Agency Agreement; and

WHEREAS Colombia has requested and the Fiscal Agent has agreed, consistent with such Section 13(b), to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Scope of Amendment. The provisions of this Amendment shall apply only to (a) the [            ]% Global Bonds due 20[            ] (the “Bonds”) to be issued by Colombia on the date hereof, (b) any Securities issued in the future under the Fiscal Agency Agreement that form a single series with the Bonds, and (c) any other Securities issued in the future under the Fiscal Agency Agreement that are in their terms stated to be subject to Section 14 of the Fiscal Agency Agreement, as amended by this Amendment, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities issued in the future under the Fiscal Agency Agreement that are not so stated as subject to Section 14 of the Fiscal Agency Agreement, as amended by this Amendment.

SECTION 2. Amendment to Section 13: Meetings and Amendments. Section 13 of the Fiscal Agency Agreement is hereby amended to change its title to “Meetings and Amendments relating to Securities Other than Collective Action Securities” and to insert the following sentence immediately after the title of the Section: “The provisions of this Section 13 shall apply to the Securities of each Series other than all Collective Action Securities (as defined below).”

SECTION 3. Renumbering of Sections 14 through 21. Sections 14 through Section 21 of the Fiscal Agency Agreement are hereby renumbered as Sections 15 through 22.

SECTION 4. Addition of Section 14. A new Section 14 is hereby added to the Fiscal Agency Agreement, to read as follows:

“14.     Meetings and Amendments Relating to Collective Action Securities. The provisions of this Section 14 shall apply only to (a) the [            ]% Global Bonds due 20[            ] (the “Bonds”) to be issued by the Republic on [            ], 2004, (b) any Securities issued after [            ], 2004 under this Agreement that form a single series with the Bonds, and (c) any other Securities issued after [            ], 2004 under this

Agreement that are in their terms stated to be subject to this Section 14 (collectively, the “Collective Action Securities”).

(a)     Calling of Meeting, Notice and Quorum. A meeting of holders of the Securities of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. The Republic may at any time call a meeting of holders of the Securities of a Series for any such purpose to be held at such time and at such place as the Republic shall determine. Notice of every meeting of holders of the Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% of the aggregate principal amount of the Outstanding (as defined in subsection (f) of this Section) Securities of a Series shall have requested the Fiscal Agent to call a meeting of the holders of the Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof not less than 30 nor more than 60 days prior to the date fixed for the meeting.

To be entitled to vote at any meeting of holders of the Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or a person duly appointed by an instrument in writing as proxy for such a holder. At any meeting of holders, other than a meeting to discuss a Reserved Matter (as defined below), the persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of holders held to discuss a Reserved Matter, the persons entitled to vote 75% of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of Securities of such Series, the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 90 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of such meeting as it shall deem appropriate.

(b)     Non-Reserved Matters. (i) At any meeting of holders of the Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of the Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Republic and the Fiscal Agent may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement in any way, other than a modification, amendment or supplement constituting a Reserved Matter (as defined below), and the holders of the Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the

Securities of such Series to be made, given or taken by holders of the Securities of such Series, other than a waiver or other action constituting a Reserved Matter.

(c)     Reserved Matters. (i) At any meeting of holders of the Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding, or (ii) with the written consent of the holders of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding, the Republic and the Fiscal Agent may make any modification, amendment, supplement or waiver of this Agreement or the terms and conditions of the Securities of such Series that would (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the Securities of such Series, (B) reduce the principal amount of the Securities of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of the Securities of such Series is payable, (D) shorten the period during which the Republic is not permitted to redeem the Securities of such Series, or permit the Republic to redeem the Securities of such Series if, prior to such action, the Republic is not permitted to do so, (E) reduce the proportion of the principal amount of the Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Securities of such Series, (F) change the obligation of the Republic to pay additional amounts with respect to the Securities of such Series, (G) change the governing law provision of the Securities of such Series, (H) change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, The City of New York, as set forth in Section 19 hereof, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities of such Series, as set forth in Section 19 hereof, (J) in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series), or (K) change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under “Description of the Securities—Debt Securities—Nature of Obligation” in the prospectus, as amended by any prospectus supplement, applicable to the Securities of such Series. Each of the actions set forth in clauses (A) through (K) of the preceding sentence is referred to herein as a “Reserved Matter.”

(d)     Non-Material Amendments. The Republic and the Fiscal Agent may, without the vote or consent of any holder of the Securities of any Series, amend this Agreement or the Securities of such Series for the purpose of (A) adding to the covenants of the Republic for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities of such Series pursuant to the requirements of the Securities of such Series or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof or of the Securities of such Series or (E) amending this Agreement or the Securities of such Series in any manner which the Republic and the Fiscal Agent may determine and shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of Securities of such Series in any material respect.

(e)     Binding Nature of Amendments, Notice, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any modification or amendment of, or supplement to, the terms of the Securities of such Series or this Agreement or any request, demand, authorization, direction, notice, consent, waiver or other action with respect to this Agreement or the Securities of such Series will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action given or made with respect to the Securities of a Series will be conclusive and binding on all holders of the Securities of such Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of any Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities of such Series affected thereby, in all cases as provided in the Securities of such Series.

Securities of any Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and Colombia as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Republic, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Republic, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(f)    “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities of any Series, any Security of such Series authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding,” except:

(i)    Securities theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation;

(ii)    Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(iii)    Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor or any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned, directly or indirectly, by Colombia or any public sector instrumentality of Colombia shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities of such Series which the Fiscal Agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means Banco de la República, any department, ministry or agency of the central government of Colombia or any corporation, trust, financial institution or other entity owned or controlled by the central government of Colombia or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.”

SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION BY COLOMBIA WILL BE GOVERNED BY THE LAWS OF COLOMBIA.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

SECTION 8. Amendment. Except as specifically amended or modified hereby, the Fiscal Agency Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the date first above written.

REPUBLIC OF COLOMBIA

By:

Name: Title:

JPMORGAN CHASE BANK, as Fiscal Agent

By:

Name: Title:

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